Monthly Insight

SEP 30, 2012	The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; or (iii) companies organized in China.

Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception (p.a.)
NAV (%)	4.10	3.57	5.98	6.12	5.92	-0.44	19.18	10.59
Market price (%)	4.60	1.64	8.68	11.32	4.72	0.75	20.47	9.60
Benchmark (%)	7.08	8.56	13.80	19.51	4.39	-2.69	12.77	N/A

Performance History	2011	2010	2009	2008	2007	2006	2005	2004
NAV (%)	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09	3.80
Market price (%)	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51	-9.95
Benchmark (%)	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27	14.27

Source : State Street Bank and Trust Company. Source for index data: MSCI as at September 30, 2012.

Portfolio Analysis

Source : State Street Bank and Trust Company as at September 30, 2012.	* China includes A-shares (4.2%), A-share equity linked securities (9.0%), B-shares (0.9%) and H-shares (14.3%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%	Direct Investments	Sector	%
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.6	CHINA BRIGHT	HEALTH CARE	4.4
CHINA BRIGHT	HEALTH CARE	4.4	ZONG SU FOODS	CON. STAPLES	3.2
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	4.2	CHINA SILICON CORP., SERIES A PREFERRED	I.T.	0.0
DIGITAL CHINA HOLDINGS, LTD.	I.T.	3.8	CHINA SILICON CORP., COMMON STOCK	I.T.	0.0
TAIWAN FAMILYMART CO., LTD.	CON. DISC.	3.7
CHINA MOBILE, LTD.	TELECOM	3.6
CHINA MEDICAL SYSTEM HOLDINGS, LTD.	HEALTH CARE	3.6
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	3.5
ZONG SU FOODS	CON. STAPLES	3.2
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	3.1
Total		38.7	Total		7.6

Source : State Street Bank and Trust Company as at September 30, 2012.

Fund Details

NAV	$24.64
Market price	$22.29
Premium/Discount	-9.54%
Market cap	US$360.4m
Shares outstanding	16,169,099
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct	RCM Asia Pacific Limited
investment manager

Source : State Street Bank and Trust Company as at September 30, 2012.

Dividend History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/Share	Income	Long-term Capital	Short-term Capital
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.99640	0.17420	2.82220	0.00000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.27420	0.37460	1.89960	0.00000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.25570	0.25570	0.00000	0.00000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.81740	0.48130	5.33610	0.00000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.12000	0.28000	9.00000	2.84000
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.01170	0.29960	2.73090	0.98120
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.51190	0.21720	2.29470	0.00000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.57010	0.19630	3.26640	0.10740
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.78000	0.07000	0.67000	1.04000
17 Dec 2002	23 Dec 2002	26 Dec 2002	15 Jan 2003	0.21437	0.06397	0.00069	0.14971

Source : State Street Bank and Trust Company as at September 30, 2012.

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The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of US$10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at September 30, 2012.

China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at September 30, 2012.

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The China Fund, Inc. (CHN)

Manager’s Commentary

Market review

The equity market remained quiet until the US Federal Reserve and the European Central Bank rolled out further rounds of quantitative easing in mid- September. Following the improved market sentiment, the Hong Kong equity market rose to a four-month high at third quarter’s end. During the month, most macroeconomic data showed an economic slowdown in China although there were some signs of stabilization. We believe that the market has already priced in most of the negative news. The property sector and high beta stocks outperformed the market in the month of September. The H shares market continued to be the laggard, due to the weak A-shares market that was hampered by fragile retail investor confidence and uncertainty in the upcoming government reshuffle.

The Taiwan stock market continued to see positive momentum in September, supported by QE3 by the US Federal Reserve, the launch of iPhone 5, as well as expectations for a tech sector recovery in Q4 2012. Trade data remained weak as exports decreased 4.2%, year on year, and imports decreased 7.6%, year on year. The unemployment rate edged up slightly in August to 4.29% compared to 4.25% in July. However, Industrial output unexpectedly rose by 1.9% year on year in August compared to a contraction in the previous month. On the policy front, mainland China signed a framework agreement with Taiwan to create a direct RMB clearing mechanism, a swap line for RMB and New Taiwan dollars, as well as a new offshore RMB spot rate in Taiwan, paving the way for Taiwan to become the second offshore RMB center after Hong Kong.

Fund review

In September, the Fund underperformed relative to the benchmark mainly as a result of stock selection in the industrial and health care sectors.

The main detractors during the month were Natural Beauty and China Medical System. The share price weakness of Natural Beauty was due to the business being affected by the economic slowdown in China. Consumers are cautious on discretionary products and services. On the other hand, there was no material news flow for China Medical System, other than the recall of one of its products. It is expected to have minimal impact on the company’s earnings, and the share price consolidated after the strong run in the past few months.

Outlook

Recent economic indicators suggest that the deceleration of the China economy has shown signs of stabilization. Coupling this with quantitative easing by central banks and relatively low market valuations, we believe that China equities should rebound in the short term.

We believe the Taiwan tech sector may see some near term support due to the positive sentiment from recent smartphone launches. However, over the long term, we continue to remain cautious on the competitiveness of Taiwan hardware equipment manufacturers due to the decreasing competitiveness and margin compression pressure from strong global downstream players. In the non-tech space, we see selected opportunities in the Taiwan banking sector, specifically companies which have competitive business models and solid balance sheets. We will keep monitoring the global PC cycle and the external sector of Taiwan. Overall we maintain our cautious view on the Taiwan market.

Source : RCM Asia Pacific Limited as at September 30, 2012.

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The China Fund, Inc. (CHN)

Portfolio Holdings

					Percentage of
CUSIP	Security Description	Cost Base	Base MV	Shares	Net Assets
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	19,343,474.00	22,381,456.00	7,306,000	5.6
ACI007Y93	China Bright	14,969,436.00	17,457,154.00	14,665,617	4.4
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,494.00	16,844,287.00	6,369,715	4.2
635186901	Digital China Holdings, Ltd.	17,914,700.00	15,307,237.00	9,603,000	3.8
644094906	Taiwan FamilyMart Co., Ltd.	3,386,867.00	14,851,417.00	2,971,652	3.7
607355906	China Mobile, Ltd.	13,583,976.00	14,207,234.00	1,278,000	3.6
B6WY99909	China Medical System Holdings, Ltd.	1,982,373.00	14,151,562.00	27,094,300	3.6
663094902	China Everbright International, Ltd.	12,183,629.00	14,133,646.00	26,730,000	3.5
ACI0090H8	Zong Su Foods	15,000,034.00	12,691,657.00	2,677	3.2
B1G1QD902	Industrial & Commercial Bank of China	14,742,307.00	12,185,297.00	20,630,000	3.1
685992000	Sun Hung Kai Properties, Ltd.	10,292,837.00	11,749,628.00	802,000	3.0
B00G0S903	CNOOC, Ltd.	11,883,847.00	11,360,046.00	5,547,000	2.9
633393905	Enn Energy Holdings, Ltd.	744,584.00	11,301,965.00	2,680,000	2.8
B3ZVDV905	Sinopharm Group Co., Ltd.	6,363,867.00	9,760,020.00	3,051,600	2.4
99ZMCS903	Kweichow Moutai Co., Ltd.	8,981,307.00	9,751,216.00	251,649	2.4
670039007	Uni-President Enterprises Corp.	1,609,768.00	9,386,747.00	5,291,508	2.3
629099904	WT Microelectronics Co., Ltd.	8,888,527.00	9,196,470.00	7,335,530	2.3
674842901	Ruentex Development Co., Ltd.	3,423,335.00	8,361,496.00	4,416,301	2.1
B2R2ZC908	CSR Corp., Ltd.	9,248,041.00	8,079,334.00	12,212,000	2.0
B01CT3905	Tencent Holdings, Ltd.	6,391,568.00	8,003,947.00	234,200	2.0
619376908	China Resources Land, Ltd.	5,946,869.00	7,568,545.00	3,436,000	1.9
17307D352	Wuliangye Yibin Co., Ltd.	3,118,592.00	7,503,148.00	1,403,507	1.9
B1YMYT902	Hiwin Technologies Corp.	9,693,067.00	6,914,604.00	942,750	1.7
634007900	Kunlun Energy Co., Ltd.	6,300,267.00	6,850,820.00	3,906,000	1.7
913BMZ902	Ping An Insurance (Group) Company of China, Ltd.	6,811,327.00	6,692,780.00	1,012,355	1.7
970LGE904	Zhengzhou Yutong Bus Co., Ltd.	7,126,648.00	6,503,340.00	1,894,588	1.7
626073902	Delta Electronics Inc.	4,550,608.00	6,253,177.00	1,615,000	1.6
635415904	Epistar Corp.	7,241,934.00	6,199,457.00	2,903,000	1.6
34415V109	Focus Media Holding, Ltd.	5,976,531.00	5,860,226.00	250,437	1.5
671815900	Qingling Motors Co., Ltd.	7,603,282.00	5,541,140.00	24,836,000	1.4
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	5,537,622.00	47,710,000	1.4
959GRNII9	Taiwan Life Insurance Co., Ltd. 4.0% 12/28/14	6,178,274.00	5,517,595.00	200,000,000	1.4
643648900	Shenzhen International Holdings, Ltd.	4,727,447.00	5,263,056.00	77,000,000	1.3
17313A533	Gree Electric Appliances, Inc.	5,451,623.00	5,226,263.00	1,549,900	1.3
600245005	ASM Pacific Technology, Ltd.	5,467,670.00	4,856,970.00	410,700	1.2
B1JNK8908	China Coal Energy Co., Ltd.	6,860,736.00	4,835,625.00	5,296,000	1.2
620267906	Advantech Co., Ltd.	4,104,779.00	4,686,851.00	1,284,000	1.2
644806002	Hutchison Whampoa, Ltd.	4,088,916.00	4,384,502.00	453,000	1.1
643055908	Golden Meditech Co., Ltd.	4,555,715.00	4,112,225.00	35,040,000	1.0
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,018,117.00	3,882,669.00	257,100	1.0
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	3,660,347.00	10,958,500	0.9
604364901	Yantai Changyu Pioneer Wine Co., Ltd.	5,808,831.00	3,392,727.00	688,855	0.9
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	3,323,187.00	2,662,000	0.8
B05LP6908	CDW Holding, Ltd.	932,700.00	2,405,881.00	31,724,000	0.6
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083.00	2,236,262.00	25,314,000	0.6
631349909	Chaoda Modern Agriculture (Holdings), Ltd.	9,287,936.00	0.00	26,651,357	0.0
B04W2V905	FU JI Food & Catering Services	4,246,696.00	0.00	5,462,000	0.0
16899C939	China Silicon Corp. Common Stock	1,458,811.00	0.00	2,301,863	0.0
169999935	China Silicon Corp., Series A Preferred	5,171,016.00	0.00	27,418	0.0

Source : State Street Bank and Trust Company as at September 30, 2012.

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The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.

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